                  COMMUNITY INVESTMENT PARTNERS III L.P., LLLP

                 200,000 Units of Limited Partnership Interest



                                AGENCY AGREEMENT


                                                            __________ ___, 1997


EDWARD D. JONES & CO., L.P.
12555 Manchester Road
St. Louis, Missouri 63131

Dear Sirs:


     CIP Management L.P., LLLP, a limited partnership organized under the laws of the State of Missouri and registered as a limited liability limited partnership thereunder (the "Managing General Partner"), and
Steven Novik, as the initial limited partner, have caused the formation of Community Investment Partners III L.P., LLLP (the "Partnership"), a limited partnership organized pursuant to the Missouri Revised Uniform Limited Partnership Act (the "Partnership Act"), and registered as a limited liability limited partnership pursuant to the Missouri Uniform Partnership Law (the "Partnership Law"). The managing general partner of the Managing General Partner is CIP Management, Inc., a Missouri corporation (the "Company"). The Partnership desires to increase the capital of the Partnership and proposes to offer for sale up to 200,000 units of limited partnership interests in the Partnership ("Units"). The price for each Unit is $12.50, which is to be paid upon subscription. Additionally, each investor shall contribute such amount, not to exceed $12.50 per Unit, as is required as an additional Capital Contribution to the Partnership upon a subsequent capital call date as more fully described in the Prospectus (hereinafter defined). Each investor will be required to make a minimum purchase of 100 Units ($2,500, including the maximum additional Capital Contribution), unless otherwise required by any state securities commission. No fractional Units will be sold. Prospective investors subscribing to purchase Units (collectively, the "Subscribers") will be required to execute and deliver a Subscription Qualification and Acceptance Page to the Subscription Agreement, substantially in the form thereof attached as exhibits to the Prospectus referred to below.



     The Partnership has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-34363), including a preliminary prospectus, for the registration of the Units under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement as amended at the time it is declared effective by the Commission, including financial statements, schedules and exhibits, and the information deemed to be included therein pursuant to Rule 430A under the 1933 Act, is hereafter referred to as the

"Registration Statement" and the final prospectus included in the Registration Statement at that time, including the information deemed to be included therein pursuant to Rule 430A under the 1933 Act, is hereafter referred to as the "Prospectus", except that (i) if the Partnership files a post-effective amendment to the Registration Statement then the term "Registration Statement" shall, from and after the declaration of the effectiveness of such post-effective amendment thereto, refer to the Registration Statement as amended, and the term "Prospectus" shall refer to the amended Prospectus included in the Registration Statement as amended, and (ii) if any prospectus filed by the Partnership pursuant to either Rule 424(b) or (c) of the rules and regulations (the "Regulations") of the Commission under the 1933 Act differs from the prospectus on file at the time the Registration Statement or any post-effective amendment thereto as the case may be, becomes effective, the term "Prospectus" shall refer to the Rule 424(b) or (c) prospectus from and after the time it is delivered to the Commission for filing.

     SECTION 1. Representations and Warranties of the Company, the Managing General Partner, the Management Company and the Partnership.

          (a) The Partnership, the Managing General Partner and the Company each represents, warrants and agrees with you for your benefit as follows:

      (i) At the time the Registration Statement initially becomes effective and at the time that any post-effective amendment thereto becomes effective, the Registration Statement and the Prospectus, and at each Closing Time referred to below, the Prospectus, will comply in all material respects with the provisions of the 1933 Act, the Regulations and the Investment Company Act of 1940 (the "1940 Act") and the regulations thereunder; at the time the Registration Statement initially becomes effective and at the time that any post-effective amendment thereto becomes effective, the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time the Registration Statement initially becomes effective and at the time that any post-effective amendment thereto becomes effective, and at each Closing Time, neither the Prospectus nor any supplemental sales material supplied or approved in writing by the Partnership (when read in conjunction with the Prospectus) will contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Partnership or the Managing General Partner in writing by you expressly for use in the Registration Statement or the Prospectus.

      (ii) The Amended and Restated Agreement of Limited Partnership, which will govern the Partnership (as such agreement may be amended from time to time, the "Partnership Agreement"), provides for the subscription for and sale of the Units; all action required to be taken by the General Partners and the Partnership as a condition to the subscription for and sale of the Units to qualified subscribers therefor has been, or prior to each Closing Time referred to below will have been taken; the Managing General Partner has admitted as general partners of the Partnership two individuals who, pursuant to applicable rules promulgated under the 1940 Act, will not be "interested persons" as defined in the 1940 Act with respect to the Partnership (the "Independent General Partners"); (the Independent General Partners and the Managing General Partner being collectively referred to as the "General Partners"); and upon payment of the consideration therefor specified in the Subscription Agreement, the Units will constitute valid limited partnership interests in the Partnership, and each purchaser of a Unit will become a Limited Partner, subject to the terms and conditions of the Partnership Agreement and the Partnership Act.

      (iii) The Partnership is a limited partnership duly formed under the Partnership Agreement and registered as a limited liability limited partnership pursuant to the Partnership Law. It is subject to the Partnership Act, and exists under the laws of the State of Missouri with full partnership power and authority to conduct the business in which it is engaged or proposes to engage as described in the Prospectus; the Partnership is or will be duly formed or qualified under the laws of each other jurisdiction, if any, in which such formation or qualification is necessary in order to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged or proposes to engage as described in the Prospectus; and the filing or recordation of such amendments or supplements to, or certificates in each of the jurisdictions in which the Partnership conducts or proposes to conduct business, in accordance with the applicable laws of such jurisdictions, will not adversely affect the validity of the formation or qualification of the Partnership, or the Partnership's right to transact business as a limited partnership in such other jurisdictions or its existence in good standing as a limited partnership in every jurisdiction in which it conducts or proposes to conduct business.

      (vi) The accountants who certified the financial statements filed with the Commission as part of the Registration Statement are, with respect to the General Partners and the Partnership, independent public accountants as required by the 1933 Act and the Regulations.

      (v) The balance sheets filed as a part of the Registration Statement and those included in the Prospectus present fairly the financial position of the Partnership, the Managing General Partner and the Company as at the dates indicated and said balance sheets have been prepared in conformity with generally accepted accounting principles (as described therein) applied on a consistent basis.

      (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the
      Prospectus: (A) there has not been any material adverse change in the condition, financial or otherwise, of the Company, the Managing General Partner or the Partnership, or in the earnings, business affairs or business prospects of the Company, the Managing General Partner or the Partnership, whether or not arising in the ordinary course of business, (B) there have not been any material transactions entered into by the Partnership, the Managing General Partner or the Company other than in the ordinary course of business, (C) there has been no distribution of any kind declared, paid or made by the Partnership or the Managing General Partner on any class of its partnership interests or by the Company on any class of its capital stock, and (D) except as disclosed in the Prospectus, there has not been any change in the partnership interests nor any increase in the long-term indebtedness of the Partnership or the Managing General Partner nor any change in the ownership of the partnership interests of the Partnership or the Managing General Partner or the capital stock of the Company.

      (vii) At each Closing Time referred to below the general partners of the Managing General Partner and the Individual General Partners (as defined in the Partnership Agreement) will have an aggregate net worth at least equal to 10% of the total capital contributions to the Partnership of all of its Partners, exclusive of (i) any interest in the Partnership and any other limited partnership in which they are partners and (ii) accounts and notes receivable from and payable to the Partnership or any other such limited partnership.

      (viii) This Agency Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company, the Managing General Partner and the Partnership.

      (ix) At the first Closing Time referred to below, the management agreement (the "Management Agreement") between the Partnership and CIP Management L.P., LLLP, in its capacity as management company (the "Management Company"), will have been duly and validly authorized, executed and delivered on behalf of the Partnership, will comply with the terms and conditions of the 1940 Act and will constitute a valid, binding and enforceable obligation of the Partnership in accordance with its terms.

      (x) The Partnership Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Managing General Partner.

      (xi) The execution and delivery of this Agency Agreement, the Management Agreement and the Partnership Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein, therein and in the Prospectus will not constitute a breach of, or default under, any instrument by which either the Company, the Managing General Partner or the Partnership is bound or any law, order, rule or regulation of any court or any governmental body or administrative agency having jurisdiction over the Company, a General Partner or the Partnership which is applicable to the Company, the Managing General Partner or the Partnership.

      (xii) There is not pending, nor, to the knowledge of the Managing General Partner or the Partnership, threatened or contemplated, any action, suit or proceeding before or by any court or other governmental body to which the Company, the Managing General Partner, the Partnership or the Management Company is or may be a party, which is not referred to in the Prospectus and which might result in any material adverse change in the condition (financial or otherwise), business or prospects of the Company, the Managing General Partner, the Partnership or the Management Company or might materially adversely affect any of the assets of the Company, the Managing General Partner, the Partnership or the Management Company.

      (xiii) All consents, approvals, authorizations or orders of any court or governmental authority or agency have been obtained as required (i) for the consummation by the Partnership of the transactions contemplated by this Agency Agreement, except those consents or approvals as may be required under the 1933 Act, the Regulations, the 1940 Act or the regulations thereunder or state securities or blue sky laws; or, (ii) except as disclosed in the Prospectus, for the Partnership to conduct its business as contemplated in the Prospectus.

      (xiv) The Partnership has elected to be regulated as a business development company under the 1940 Act and has filed all statements and other documents with the Commission in connection with such election which are required by the 1940 Act, the Securities Exchange Act of 1934 and the rules and regulations thereunder; such election has not been withdrawn by the Partnership pursuant to Section 54(c) of the 1940 Act; the Partnership does not fail to meet any currently applicable requirements for it to be a business development company; the Partnership will, at each Closing Time as referred to below, meet all then applicable requirements for it to be a business development company; the Commission has not issued any order pursuant to Section 54(c) of the 1940 Act revoking such election or, to the best of their knowledge and information, instituted proceedings to issue such an order; there are no contracts or documents of the Partnership which are required to be filed as exhibits to the Registration Statement by the 1933 Act, by the Regulations, or by the 1940 Act or the regulations thereunder that have not been so filed.

          (b) The Managing General Partner represents, warrants and agrees with you for your benefit as follows:

        (i) On the date hereof it is, and at all times through the Last
      Closing Time referred to below, will be, duly formed and validly existing as a limited partnership registered as a limited liability limited partnership under the laws of the State of Missouri with full partnership power and authority to act as Managing General Partner of the Partnership, and is or will be duly formed or qualified in each other jurisdiction in which its action as Managing General Partner of the Partnership as described in the Prospectus, (i) requires such qualification or (ii) may require such qualification if the failure to so qualify might result in material adverse consequences to the Partnership, and is not prohibited from acting as the Managing General Partner or the Management Company to the Partnership as contemplated in the Prospectus.

        (ii) The Management Agreement has been fully and validly authorized, executed and delivered on behalf of the Management Company and constitutes a valid, binding and enforceable obligation of the Management Company in accordance with its terms. The execution and delivery of this Agency Agreement and the Management Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein, therein and in the Prospectus will not constitute a breach of, or default under, any instrument by which the Management Company is bound or any law, order, rule or regulation applicable to the Management Company of any court or any governmental body or administrative agency having jurisdiction over the Management Company.

          (c) The Company represents, warrants and agrees with you for your benefit that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri with full corporate power and authority to act as the general partner of the Managing General Partner.

          (d) For purposes of this Agreement, any certificate signed by the Managing General Partner and delivered to you shall be deemed a representation and warranty by such Managing General Partner and the Partnership to you as to the matters covered thereby. For purposes of subsections (b) and (c), respectively, of this Section 1, any certificate signed by the Managing General Partner, the Management Company or the Company, respectively, and delivered to you shall be deemed a representation and warranty of such Managing General Partner, Management Company or Company, respectively.

     SECTION 2.  Offering and Sale of Units--Closing Time and Admission Dates.

          (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, you are hereby appointed the exclusive Selling Agent of the Partnership during the term herein specified (the "Offering Period") for the purpose of finding acceptable Subscribers for the Units for the account and risk of the Partnership through a public offering.


          Subject to the performance by the Company, the Managing General Partner and the Partnership of all of their obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to use your best efforts during the Offering Period to find Subscribers for the Units at a public offering price of $12.50 per Unit (with each such Unit subject to the call of an additional Capital Contribution in an amount not to exceed $12.50 per Unit) and each Subscriber being required to subscribe for at least 100 Units, unless otherwise required by any state securities commission. You hereby agree to instruct Subscribers to make checks for the purchase of Units payable to "Commerce Bank, N.A./CIP III - Escrow Account" and in accordance with the Escrow Deposit Agreement dated ____________ ____, 1997 by and among you, Commerce Bank, N.A. and the Partnership, you agree to transfer such checks to the Escrow Agent by noon of the next business day following receipt. Your agency hereunder, which is coupled with an interest and, therefore, is not terminable by the Partnership without your permission, shall continue until not later than March 31, 1998.

          You hereby confirm that you are aware of your obligation to participate in a public offering of a direct participation program only if (1) standards of suitability have been established and are disclosed to investors which are consistent with the provisions of Rule 2810 of the Rules of Conduct of the NASD ("Rule 2810") and all Subscribers are informed of all pertinent facts relating to the liquidity and marketability of the Units, and no subscriptions for Units in a discretionary account shall be made without the Subscriber's prior written approval; (2) you have reasonable grounds to believe that all material facts (based upon information obtained and due diligence activities performed) are adequately and accurately disclosed and provide a basis for evaluating the program (including the items of disclosure set forth in Section (b)(3) of Rule 2810); and (3) the organization and offering expenses reimbursed by the program are fair and reasonable, taking into account all relevant factors (and in all events are not per se unreasonable in accordance with the provisions of Section (b)(4) of Rule 2810.

        (b) In the event the offering is commenced and acceptable subscriptions for at least 40,000 Units shall not have been received by the Offering Termination Date, all funds received from Subscribers (if any) shall be returned in full, together with, except as set forth in the Prospectus, any interest actually earned thereon and without deduction of any escrow or other fee or expenses; and your agency and this Agency Agreement shall terminate without obligation on your part or on the part of the Managing General Partner or the Partnership, except as provided in Section 4 hereof. The Company, the Managing General Partner or the Management Company may subscribe for Units (but such subscriptions shall not be counted to satisfy the 40,000 Unit minimum) on the same terms and conditions as other investors. Any such Units purchased by the Company, the Managing General Partner or the Management Company will be purchased for investment.


          (c) At the Offering Termination Date or at such earlier time as may be agreed upon by you and the Partnership, if at least 40,000 Units shall have been properly subscribed for or at such earlier time as all the Units shall have been properly subscribed for, you shall notify the Managing General
Partner of the aggregate number of Units for which you have received subscriptions, and then shall deliver payment of the purchase price for the Units for which you have found subscribers, and, with respect to each subscriber for Units, deliver a copy of the Subscription Agreement signed by or on behalf of such Subscriber (including the Subscription Qualification and Acceptance Page with respect to each Subscriber, which may be accompanied by a Subscription Qualification and Acceptance Page which has attached thereto a listing of those Subscribers to which it relates), to the Partnership at the office of the Management Company, 12555 Manchester Road, St. Louis, Missouri 63131, or at such other place as shall be agreed upon between you and the Partnership, at 10:00 a.m. St. Louis Time, on or before December 19, 1997, as may be extended by the Managing General Partner in its discretion up to or until March 31, 1998, the date agreed upon by you and the Partnership as the date for the initial Closing (a "Closing Time"). Thereafter an additional closing may take place as of such date as may be agreed upon between you and the Managing General Partner not later than March 31, 1998. The Closing Time for the last Units purchased by subscribers is referred to herein as the "Last Closing Time." Without regard to the date on which each Closing Time occurs, you will provide the Managing General Partner with the opportunity to review and, in its sole discretion, to reject each Subscription Agreement not later than ten days after the date of such Subscription Agreement or otherwise promptly after receipt by the Managing General Partner.

          (d) You shall maintain for six years from the Offering Termination Date a record of any information that may be obtained by you to indicate that each Subscriber for Units is within the permitted class of investors.

          (e) You will receive no compensation for your services and will not be reimbursed for any marketing or sales expenses.

          (f) None of you, the Partnership or any General Partner shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units.

          SECTION 3. Covenants of the Company, the Managing General Partner and the Partnership. The Partnership, the Managing General Partner and the Company each covenant with you as follows:

          (a) They will notify you immediately (i) when the Registration Statement and any amendment thereto shall have become effective, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the issuance by the Commission of any order pursuant to Section 54(c) of the 1940 Act, or of any proceedings for these purposes, and (v) of the acquisition of any investments acquired after the initial effective date of the Registration Statement and prior to each Closing Time. The Company, the Managing General Partner and the Partnership will make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

          (b) They will not file any amendments to the Registration Statement or any amendment or supplement to the Prospectus (including a prospectus filed pursuant to Rule 424(b) which differs from the prospectus on file at the time the Registration Statement becomes effective) to which you or your counsel reasonably object.

          (c) They will deliver to you, as soon as available, two signed copies of the Registration Statement as originally filed and of each amendment thereto and two sets of exhibits thereto, and will also deliver to you such number of conformed copies of the Registration

Statement as originally filed and of each amendment thereto (without exhibits) as you shall require for the purposes contemplated by the 1933 Act.

          (d) They will deliver to you, from time to time, before the Registration Statement becomes effective, such number of copies of the preliminary prospectus as originally filed and any amended preliminary prospectus, and as soon as the Registration Statement initially becomes effective and thereafter from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the Regulations.

          (e) During the period when the Prospectus is required to be delivered pursuant to the 1933 Act, the Company, the Managing General Partner and the Partnership will comply, so far as they are able and at their own expense, with all requirements imposed upon them by the 1933 Act, as now and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Units during such period in accordance with the provisions hereof and as set forth in the Prospectus.

          (f) If any event relating to or affecting the Company, the Managing General Partner, the Partnership or the Management Company shall occur as a result of which it is necessary, in the opinion of your counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a subscriber, the Company, the Managing General Partner and the Partnership will forthwith prepare and furnish to you, without expense to you, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance satisfactory to your counsel) which will amend or supplement the Prospectus so that, in the opinion of your counsel, as amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances existing at the time the Prospectus is delivered to a subscriber, not misleading.

          (g) The Company, the Managing General Partner and the Partnership will endeavor in good faith, in cooperation with you, to qualify the Units for offering and sale under the applicable securities or "blue sky" laws of such jurisdictions as you may designate; provided, however, that neither the Company nor the Managing General Partner nor the Partnership shall be obligated to file any general consent to service of process or to qualify to do business or to qualify as a dealer in securities in any jurisdiction in which they are not so qualified. In each jurisdiction where the Units shall have been qualified as above provided, the Company, the Managing General Partner and the Partnership will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

          (h) The Managing General Partner and the Partnership will use its best efforts to make generally available to holders of Units within 120 days after the close of the period covered thereby, an earnings statement of the Partnership that satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder, which need not be certified by independent public accountants unless required by the 1933 Act or the Regulations.

              (i) They will, so long as any Units remain outstanding, furnish directly to you the following:

        (i) as soon as practicable after the end of each fiscal year, one copy of the Partnership's annual report, including therein the accountants' report, the balance sheet, the related statements of profit and loss and changes in financial position for the Partnership (which need not be audited), together with such accountants' comments and notations with respect thereto in such detail as the Partnership may customarily receive from such accountants, and any other tax related information reasonably requested by you including, but not limited to, such information which in your discretion is necessary to be provided to investors whose tax exempt accounts are held with you;

        (ii) as soon as practicable after the end of each fiscal quarterly period, one copy of a balance sheet of the Partnership as of the end of such period, setting forth in reasonable detail its financial position, together with related statements of profit and loss, none of which statements need be audited, but shall be certified as correct by the Managing General Partner of the Partnership;

        (iii) as soon as the same shall be filed with the Commission, copies of any report, application or documents which the Partnership shall file with the Commission; and

        (iv) as soon as the same shall be sent to holders of Units, each communication which shall be sent to the holders of Units, including any other annual or interim report of the Partnership.

              In addition, you shall be granted timely the same rights to review the books and records of the Partnership as granted to a Limited Partner pursuant to the Partnership Agreement.

          (j) The Managing General Partner and the Partnership will deliver to you, from time to time, all supplemental sales material (whether designated only for broker-dealer use or otherwise, whether written or otherwise) proposed to be used or delivered by the Partnership in connection with the offering of Units, prior to the use or delivery to third parties of such material, and they will not use or deliver any such material to which you shall object or which shall be disapproved by your counsel; provided, however, that your failure to object shall in no event be deemed an approval of any such material.

          (k) The Partnership will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the 1933 Act.

          SECTION 4.  Payment of Expenses and Fees.

          Whether the offering of the Units is ever commenced or, if commenced, whether such offering is terminated for any reason or the sale of the Units is consummated, you shall pay your expenses in connection with the offering and sale of the Units, including, without limitation, your travel expenses, overhead expenses and direct personnel costs and the fees of your counsel. The Managing General Partner (on behalf of the Partnership) or the Partnership will pay all expenses incident to the performance of the obligations of the Managing General Partner and of the Partnership under this Agency Agreement, including
(i) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, of a preliminary prospectus and any amended preliminary prospectus of the Registration Statement and any amendments thereto, of the Prospectus and any supplements or amendments thereto; (ii) the printing and filing of the Registration Statement and the Prospectus; (iii) the printing, execution, filing and delivery to you in quantities as hereinabove stated of copies of the Partnership Agreement and all amendments or supplements thereto; (iv) the qualification of the Units under the securities or "blue sky" laws of the jurisdictions designated by you in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel incurred in connection therewith; (v) the fees and disbursements of counsel and accountants for the Managing General Partner and the Partnership; (vi) the filing fee of the National Association of Securities Dealers, Inc.; (vii) the preparation and delivery to you of such number of copies as you may reasonably request for the Blue Sky Survey; (viii) the fees and expenses incurred in connection with any escrow deposit or similar arrangements entered into with respect to the transactions contemplated hereby; and (ix) the printing and delivery costs relating to any sales brochure for prospective investors approved by the Partnership.

          SECTION 5. Conditions of Your Obligations. Your obligations hereunder are subject to the accuracy of and compliance with the representations and warranties of the Company, the Managing General Partner, the Partnership and the Management Company, to the performance by the Company, the Managing General Partner and the Partnership of their obligations hereunder and to the following further conditions:

          (a) The Registration Statement shall initially become effective not later than 4:00 p.m. St. Louis Time, on the date hereof, or, with your consent, at a later time and date not later, however, than 4:00 p.m. St. Louis Time, on the day following the date hereof, or at such later time and date as may be approved by you; and at each Closing Time no stop order suspending the effectiveness thereof shall have been issued under the 1933 Act or proceeding therefor initiated or threatened by the Commission.

          (b) At each Closing Time you shall receive the favorable opinion of Bryan Cave LLP to the effect that:

      (i) The Partnership Agreement provides for the subscription for and sale of the Units; all action required to be taken by the Managing General Partner and the Partnership as a condition to the subscription for and sale of the Units to qualified subscribers therefor has been taken; and, upon the payment of the consideration therefor specified in the Subscription Agreements, the Units will constitute valid limited partnership interests in the Partnership, as to which, subject to the qualifications set forth in such opinion, the subscribers thereto, as Limited Partners of the Partnership, will have no liability in connection with the affairs of the Partnership in excess of their respective capital contributions to the Partnership and their share of the Partnership's assets and undistributed profits (subject to the obligation of a Limited Partner to repay (1) for a period of six years after the receipt of any part of his capital contribution wrongfully returned to him, the amount of his contribution wrongfully returned, and
      (2) for a period of one year after any rightful return, any part of his capital contribution rightfully returned to him, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period such capital contribution was held by the Partnership) and the subscribers will be Limited Partners of the Partnership entitled to all the benefits of Limited Partners under the Partnership Agreement and the Missouri Revised Uniform Limited Partnership Act.

      (ii) The Partnership is a limited partnership registered as a limited liability limited partnership duly formed and validly existing under the laws of the State of Missouri with full partnership power and authority to conduct in all material respects the business in which it is engaged or proposes to engage as described in the Prospectus.

      (iii) The Managing General Partner is duly formed and validly existing as a limited partnership registered as a limited liability limited partnership under the laws of the State of Missouri with full partnership power and authority to act as Managing General Partner of the Partnership at each Closing Time and is not prohibited from acting as the Managing General Partner or the Management Company to the Partnership as contemplated in the Prospectus.

      (iv) The Company is a corporation duly incorporated and validly existing under the laws of the State of Missouri with full corporate power and authority to act as the general partner of the Managing General Partner.

      (v) This Agency Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company, the Managing General Partner and the Partnership.

      (vi) The Partnership Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Managing General Partner.

      (vii) The Management Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Partnership and the Management Company.

      (viii) The execution and delivery of this Agency Agreement, the Management Agreement and the Partnership Agreement, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated herein, therein and in the Prospectus will not constitute a breach of, or default under, any instrument known to such counsel by which the Company, the Managing General Partner, the Management Company or the Partnership is bound or, to the best of such counsel's knowledge and information, any Missouri or United States law, order, rule or regulation applicable to the Company, the Managing General Partner, the Partnership or the Management Company of any court or any Missouri or United States governmental body or administrative agency having jurisdiction over the Company, the Managing General Partner, the Management Company or the Partnership, except as any indemnification or contribution provisions contained therein may be limited by law.

      (ix) To the best of such counsel's knowledge, there is not pending, threatened or contemplated any action, suit or proceeding before or by any court or other governmental body to which the Company, the Managing General Partner, the Management Company or the Partnership is or may be a party, that is not referred to in the Prospectus and that might result in any material adverse change in the condition (financial or otherwise), business or prospects of the Company, the Managing General Partner, the Management Company or the Partnership or might materially adversely affect any of the assets of the Partnership.

      (x) All consents, approvals, authorizations or orders of any Missouri or United States court or governmental authority or agency have been obtained as required for the consummation by the Partnership of the transactions contemplated by this Agency Agreement and for the Partnership to conduct in all material respects its business as contemplated in the Prospectus, except those consents or approvals as may be required under the 1933 Act, the Regulations, the Investment Advisers Act, the regulations thereunder, the 1940 Act or the regulations thereunder or state securities or blue sky laws.

      (xi) The terms and provisions of the Partnership Agreement conform in all material respects to descriptions thereof contained in the Prospectus under the caption "Summary of the Partnership Agreement."

      (xii) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under Section 8(d) of the 1933 Act.

      (xiii) At the time the Registration Statement initially became effective and at the time any post-effective amendment thereto became effective, the Registration Statement and the Prospectus (other than the financial statements and related schedules and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all materials respects with the requirements of the 1933 Act and the Regulations thereunder.

      (xiv) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, leases or other documents of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

      (xv) The Partnership has elected to be regulated as a business development company under the 1940 Act and has filed all statements and other documents with the Commission in connection with such election which are required by the 1940 Act, the Securities Exchange Act of 1934 and the Rules and Regulations thereunder; such election has not been withdrawn by the Partnership pursuant to Section 54(c) of the 1940 Act; the Partnership does not fail to meet any currently applicable requirements for it to be a business development company; the Commission has not issued any order pursuant to Section 54(c) of the 1940 Act revoking such election or, to the best of their knowledge, instituted proceedings to issue such an order.

          In addition, such counsel shall state that although they are not passing upon, and do not assume responsibility for the accuracy, completeness or fairness of, any portion of the Registration Statement and the Prospectus, as amended or supplemented, they have participated in the preparation of the Registration Statement and the Prospectus, including conferences with officials and other representatives of the Partnership, with Price Waterhouse LLP the independent accountants of the Partnership, and with your representatives, and are generally familiar with the affairs of the Partnership, and nothing has come to their attention that causes them to believe that, as of the time of the effectiveness of the Registration Statement, the Registration Statement, but excluding the financial statements and related schedules, other financial data and statistical information included therein and other portions thereof included upon the authority of experts and any such statements, reports or information omitted therefrom, as to which they express no opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of such Closing Time, either the Registration Statement or the Prospectus, or any such further amendment or supplement thereto, in each case other than the financial statements and related schedules, other financial data and statistical information included therein and other portions thereof included upon the authority of experts and any such statements, reports or information omitted therefrom, as to which they express no opinion, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

          (c) At each Closing Time, you shall receive the opinion of Bryan Cave LLP, tax counsel, to the effect that:

              (i) The discussion of income tax aspects contained in the Prospectus under the captions "Risk and Other Important Factors--Federal Income Tax and "Taxation" is an accurate description of the material federal income tax aspects of an investment in the Partnership;

              (ii) The Partnership will be classified as a partnership for federal income tax purposes pursuant to Code Section 7701;

              (iii) The Partnership should not be treated as a "publicly-traded partnership" as defined in Code Section 7704; and

              (iv) The allocations of profits and losses for tax purposes in the Partnership Agreement more likely than not are in accordance with the Partners' interests in the Partnership.

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

          (d) At each Closing Time you shall receive a certificate signed by the Company on behalf of itself, the Managing General Partner and the Partnership to the effect that (i) the signer has carefully examined the Partnership Agreement, the Registration Statement, the Prospectus and the supplemental sales literature and, in the signer's opinion, at the time when the Registration Statement initially became effective, at the time any post-effective amendment thereto became effective and at each Closing Time, as the case may be, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any supplemental sales material supplied or approved in writing by the Partnership (when read in conjunction with the Prospectus, whether intended solely for broker-dealer use or otherwise and whether written or otherwise) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) since the initial effective date of the Registration Statement no event has occurred which should have been set forth in an amendment of, or supplement to, the Prospectus, but which has not been so set forth; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor have been instituted or, to the best of their knowledge, threatened by the Commission; and (iv) the representations and warranties contained in Section 1(a) are true and correct with the same effect as though expressly made at Closing Time.

          (e) Prior to each Closing Time if any investments are made or commitments entered into with respect thereto after the initial effectiveness of the Registration Statement, you shall be provided such financial information and, if any portion of such financial information has been audited, accountants' letters, relating to such additional investments, in such form and content as you may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agency Agreement to be fulfilled, this Agency Agreement and all your obligations hereunder may be canceled by you by notifying the Partnership and the Managing General Partner of such cancellation in writing at any time at or prior to each Closing Time, specifying the conditions that have not been satisfied, and any such cancellation or termination shall be without liability of any party to any other party except as otherwise provided in Section 4 hereof.

          SECTION 6.  Indemnification.

          (a) The Partnership agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever (including reasonable attorneys' fees) arising out of a breach of any representation, warranty or covenant hereunder, or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any supplemental sales material supplied or approved in writing by the Partnership, provided that such supplemental sales material is delivered along with a Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless (A) such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Partnership by you expressly for use in the Registration Statement (or any amendment thereto) or a preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or (B) such untrue statement or omission or alleged untrue statement or omission was contained in any preliminary prospectus or the Prospectus and corrected in the Prospectus or an amended or supplemented Prospectus and you failed to deliver a copy of the Prospectus or the amended or supplemented Prospectus, as the case may be, to the person incurring the loss, liability, claim, damage or expense;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever (including reasonable attorneys' fees) to the extent of the aggregate amount paid in settlement of any litigation (including any governmental investigation or proceeding), commenced or threatened, or of any claim whatsoever based upon any such breach of a representation, warranty or covenant hereunder, or any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Partnership; and

          (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation (including any governmental investigation or proceeding), commenced or threatened, or any claim whatsoever based upon any such breach of a representation, warranty or covenant hereunder or any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above.

          (b) The Managing General Partner and the Partnership each agrees to indemnify and hold harmless you and each person, if any, who controls you, to the same extent as the foregoing indemnity and subject to the same qualifications set forth in clauses (i), (ii) and (iii) above, against any and all loss, liability, claim, damage and expense whatsoever (including reasonable attorneys' fees) directly arising out of the exercise by any person of any right under the 1933 Act or the Securities Exchange Act of 1934 or the securities or "blue sky" laws of any state on account of violations by the Managing General Partner or the Partnership of the representations and warranties of the Managing General Partner or the Partnership set forth in
Section 1.

          (c) You agree to indemnify and hold harmless the Partnership, its General Partners, the Management Company, the Company, each of the Company's officers, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a) of this Section (including reasonable attorneys' fees), but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Partnership by you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (d) Notwithstanding the foregoing subsection (a) of this section, neither you nor any person, if any, who controls you within the meaning of
Section 15 of the 1933 Act shall be indemnified by the Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, provided that a court approves indemnification of litigation costs; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, provided that a court approves the proposed indemnification; or (iii) in the case of a settlement of the claims against a particular indemnitee without a court ruling, a court, after having been informed in writing of the terms of the proposed indemnification and of the opinion of the Securities and Exchange Commission with respect to such indemnification, finds that indemnification of the settlement and related costs should be made.

          (e) Each indemnified party shall give prompt written notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (f) You or any person who controls you within the meaning of Section 15 of the Securities Act of 1933 will apprise a court of the position of the Securities and Exchange Commission with respect to such indemnification before seeking court approval for indemnification.

          SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unavailable to you in accordance with its terms, the Partnership on the one hand, and you, on the other hand, shall contribute to the aggregate loss, liability, claim, damage and expense (including reasonable attorneys' fees) of the nature contemplated by said indemnity agreement the portion that you are responsible for, such portion represented by your relative monetary benefit from the offering; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls you within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as you, and each General Partner of the Partnership, the Management Company, the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Partnership.

          SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agency Agreement or contained in certificates of the Company, the Managing General Partner or of the Partnership submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, you or any person who controls you, or by or on behalf of the Partnership, the Managing General Partner, or the Company, and shall survive the Last Closing Time.

          SECTION 9.  Termination of this Agency Agreement.

          (a) You shall have the right to terminate this Agency Agreement by giving the notice indicated below in this Section 9 at any time at or prior to the Last Closing Time (i) if there shall have been, since the respective dates as of which information is given in the

Registration Statement and the Prospectus, any material adverse change in the condition of the Partnership, the Management Company, the Company or the Managing General Partner, financial or otherwise, or in the earnings, affairs or business prospects of the Partnership, the Management Company, the Company or the Managing General Partner, whether or not arising in the ordinary course of business, which could materially adversely affect the Partnership or the ability of the Management Company, the Company or the Managing General Partner to carry out its obligations to the Partnership, (ii) if there shall have occurred any outbreak of hostilities or other national or international calamity or crisis, the effect of such outbreak, calamity or crisis on the financial markets of the United States being such as in your judgment would make the offering or delivery of the Units impracticable, or (iii) if trading on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on such Exchange, or if a banking moratorium shall have been declared by either Federal or New York or Missouri authorities. If you terminate this Agency Agreement as provided in this
Section 9, such termination shall be without liability of any party to any other party except as otherwise provided in Section 4 and liabilities which survive an earlier Closing Time.

          (b) If you elect to terminate this Agency Agreement as provided in this Section 9, the Partnership and the Managing General Partner shall be notified promptly by you in writing.

          SECTION 10. Post-Effective Amendment. The Partnership and the Managing General Partner represent and warrant to you that, if at the Offering Termination Date subscriptions for at least 40,000 Units shall not have been received, they will file a post-effective amendment to the Registration Statement de-registering all of the Units and if at the Offering Termination Date subscriptions for all 200,000 Units shall not have been received, they will file a post-effective amendment to the Registration Statement de-registering the unsold Units and, in either case, will terminate any additional offerings of Units pursuant to such Registration Statement. In addition, the Partnership and the Managing General Partner represent and warrant to you that they will file all reports required by the Regulations with regard to sales of the Units and use of the proceeds therefrom.

          SECTION 11. Applicable Law. This Agency Agreement shall be construed in accordance with the laws of the State of Missouri.

          SECTION 12. Parties. This Agency Agreement shall inure to the benefit of and be binding upon you, the Partnership, the Managing General Partner, in its capacity as the Managing General Partner and as the Management Company, and the Company, and your, the Partnership's, the Managing General Partner's, the Management Company's and the Company's respective successors, this Agency Agreement and the conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation. No purchaser of Units from you will be deemed a successor because of such purchase.

          SECTION 13. Notices and Authority to Act. All communications herein shall be in writing and, if sent to you, shall be mailed, delivered or telegraphed and confirmed to you at 12555 Manchester Road, St. Louis, Missouri 63131, or, if sent to the Company, the Managing General Partner or the Partnership, shall be delivered or telegraphed and confirmed to either of them at 12555 Manchester Road, St. Louis, Missouri 63131, Attention of Daniel A. Burkhardt.

          SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among you, the Partnership, the Managing General Partner, the Management Company and the Company in accordance with its terms.

                  Very truly yours,

                  COMMUNITY INVESTMENT PARTNERS III L.P., LLLP

                         By:  CIP MANAGEMENT L.P., LLLP, its Managing General
                                   Partner

                              By: CIP MANAGEMENT, INC., its managing general partner
                                   By:
                                      -----------------------------------
                                   Name:   Daniel A. Burkhardt
                                   Title:  President


                  CIP MANAGEMENT L.P., LLLP, in its capacities as the Managing General Partner and the Management Company

                         By:  CIP MANAGEMENT, INC., its managing general partner

                              By:
                                  ----------------------------------------
                              Name:   Daniel A. Burkhardt
                              Title:  President



                  CIP MANAGEMENT, INC.

                         By:
                            ----------------------------------------
                         Name:   Daniel A. Burkhardt
                         Title:  President



EDWARD D. JONES & CO., L.P.
Confirmed and accepted as of
the date first above written:



By
   -----------------------
     Authorized Signatory